Exhibit 99.1

Nightfood Quarterly Investor Conference Call Scheduled for Tuesday, March 1, 2022

Tarrytown, NY, February 23, 2022 – Nightfood, Inc. (OTCQB: NGTF), the sleep-friendly snack company addressing the America’s $50B nighttime snacking problem, announced today that an investor conference call has been scheduled for Tuesday, March 1, 2022 at 4:30PM Eastern time.

Investors and other interested parties may submit questions regarding the Company prior to the call to Stuart Smith at investors@nightfood.com by 12:00 PM Eastern on Monday, February 28, 2022. Which questions will be addressed will be based on the perceived relevance to the general shareholder base along with the questions appropriateness in light of public disclosure rules.

“I’m very excited to provide an update on our much-anticipated hotel launch and answer shareholder questions” commented Sean Folkson, Nightfood’s CEO. “I encourage all interested parties to participate.”

Topics to be addressed include new product development, Walmart/supermarket distribution, and Nightfood’s new agreement with a major global hotel group purchasing organization.

To access the call on Tuesday, March 1, 2022 at 4:30 PM:

Dial-In Number: 1-857-232-0157

Access Code: 422095

For those unable to participate in the conference call at that time, a replay will be available at https://www.smallcapvoice.com/clients/ngtf/ shortly after the call has concluded.

Management also encourages Nightfood shareholders to connect with the Company via these methods:

E-mail: By signing up at ir.nightfood.com, investors can receive updates of filings and news releases in their inbox.

Telegram: There is now a live, interactive Telegram group which interested parties can join to reach team members and discuss Nightfood. Ask questions, learn more about the company and discuss future prospects. Join the Telegram Group Here: https://t.me/NightfoodHoldings

About Nightfood

Nightfood is pioneering the nighttime snack category.

Over 80% of Americans snack regularly at night, resulting in an estimated 700 million nighttime snack occasions weekly, and an annual spend on night snacks of over $50 billion. The most popular choices are ice cream, cookies, chips, and candy. Recent research confirms such snacks, in addition to being generally unhealthy, can impair sleep, partly due to excess fat and sugar consumed before bed.

Nightfood’s sleep-friendly snacks are formulated by sleep and nutrition experts to contain less of those sleep-disruptive ingredients, along with a focus on ingredients and nutrients that research suggests can support nighttime relaxation and better sleep quality.

Questions can be directed to investors@Nightfood.com

Management also encourages Nightfood shareholders to connect with the Company via these methods:

E-mail: By signing up at ir.nightfood.com, investors can receive updates of filings and news releases in their inbox.

Telegram: There is now a live, interactive Telegram group which interested parties can join to reach team members and discuss Nightfood. Ask questions, learn more about the company and discuss future prospects. Join the Telegram Group Here: https://t.me/NightfoodHoldings

Forward Looking Statements:

This current press release contains "forward-looking statements. Statements in this press release which are not purely historical (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, sales projections, potential customers, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with distribution and difficulties associated with obtaining financing on acceptable terms. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Media Contact:

Simon Dang
simon@nightfood.com
718-635-2949

Investor Contact:

Stuart Smith

SmallCapVoice

investors@nightfood.com

888-888-6444, x3